As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1450605
(State of incorporation)	(I.R.S. Employer Identification No.)

1 South Second Street, Clearfield, Pennsylvania	16830
(Address of principal executive offices)	(Zip Code)

CNB FINANCIAL CORPORATION

2009 STOCK INCENTIVE PLAN

(Full title of the plan)

JOSEPH B. BOWER, JR., Secretary

CNB Financial Corporation

One South Second Street

Clearfield, Pennsylvania 16830

(Name and address of agent for service)

(814) 765-9621

(Telephone number, including area code, of agent for service)

Copy to:

MICHAEL M. LYONS, Esq.

Buchanan Ingersoll & Rooney PC

20th Floor, One Oxford Centre

Pittsburgh, Pennsylvania 15219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share*	Proposed maximum aggregate offering price*	Amount of registration fee
Common Stock, no par value	500,000 shs	$13.46	$6,730,000	$376

*	Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee, based on the average of the high and low prices for June 8, 2009 as reported in the NASDAQ National Market System.

[The Prospectus included herein contains the Form S-3 information required by General Instruction C1 for Form S-8 in order for affiliates to use the Prospectus in reoffering or reselling stock acquired by them pursuant to this Registration Statement]

PROSPECTUS

CNB FINANCIAL CORPORATION

Common Stock

(No Par Value)

500,000 Shares Offered Under The

2009 Stock Incentive Plan

This Prospectus relates to the offer and sale or delivery of shares of Common Stock of CNB Financial Corporation (the “Company”) to certain officers, directors and employees of the Company and its subsidiaries pursuant to the 2009 Stock Incentive Plan (the “2009 Plan”). Such persons (including “affiliates” of the Company as defined in Rule 405 under the Securities Act of 1933) may use this Prospectus for the reoffer or resale of such shares in brokers’ transactions on The NASDAQ Stock Market, in privately negotiated transactions or otherwise, and may be deemed to be “underwriters” as defined in the Securities Act of 1933 with respect to such resales. The Company will receive none of the proceeds from such resales.

The Common Stock is quoted and traded on The NASDAQ Stock Market (Symbol: CCNE). The Company’s executive offices are located at One South Second Street, Clearfield, Pennsylvania 16830 and its telephone number is (814) 765-9621.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE

SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF

THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 12, 2009

AVAILABLE INFORMATION

CNB Financial Corporation (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such material can be read and copied by the public at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, may be inspected without charge at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Further information about the 2009 Plan and its administrators may be obtained by contacting Joseph B. Bower, Jr., Secretary of the Company, whose address and telephone number are set forth below.

The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the Commission, such as the Company. The address of that site is http://www.sec.gov. Our internet address is www.bankcnb.com.

If a copy of the Company’s annual report to shareholders for the last fiscal year was not furnished with this Prospectus, a copy of such report may be obtained, without charge, from the Company upon written or oral request to: CNB Financial Corporation, Attn: Joseph B. Bower, Jr., Secretary, One South Second Street, Clearfield, PA 16830, telephone number (814) 765-9621. Participants in the Plan will receive copies of all reports, proxy statements and other communications distributed to shareholders of the Company.

THE 2009 STOCK INCENTIVE PLAN

The 2009 Plan was adopted by the Board of Directors on February 10, 2009 and approved by our shareholders at the annual meeting on April 21, 2009. The Plan authorizes the issuance of up to 500,000 shares of Company Common Stock pursuant to stock options and awards of Common Stock to directors and employees of the Company or a subsidiary selected by the Compensation Committee of the Board of Directors. The material features of the Plan are described below, subject in their entirety to the full text of the Plan. Section references are to sections of the 2009 Plan.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Within the parameters set forth in the Plan, the Committee has the authority to determine those employees and directors who will receive an award and the terms and conditions of each award. The Committee may also prescribe rules and regulations for the operation of the Plan and interpret the Plan and the agreements issued under the Plan.

Types of Awards

The Plan authorizes the following types of awards, each of which may be granted alone or in any combination thereof: (i) stock options and (ii) stock awards.

Participation in the Plan

The Committee has exclusive power to select the persons who may participate in the Plan and may grant awards under the Plan to employees or directors of the Company or any subsidiary of the Company, including directors who are not employees.

Maximum Number of Shares that May be Issued; Award Limitations

Subject to adjustment, the maximum aggregate number of shares available for issuance pursuant to awards granted under the 2009 Plan is 500,000. Pursuant to the terms of the Plan and subject to adjustments provided for in the Plan, no eligible person may receive in any one fiscal year stock options or stock awards for more than 10,000 shares of Common Stock. No more than 75,000 common shares in the aggregate may be awarded under the 2009 Plan in any fiscal year. If any shares of Common Stock covered by an award terminate, lapse, or are forfeited or cancelled, or such award is otherwise settled without the delivery of the full number of shares of Common Stock underlying the award, including shares of Common Stock withheld to satisfy tax withholding obligations, then such shares to the extent of any such forfeiture, termination, lapse, cancellation, payment, etc., will again be, or shall become, available for issuance under the Plan.

Stock Options and Stock Awards

Stock options and stock awards may be granted to eligible persons in the discretion of the Committee. Stock options and stock awards granted to non-employee directors are hereinafter referred to as “Director Options” and “Director Awards.” The terms and provisions of stock options and stock awards need not be uniform.

Stock options awarded under the 2009 Plan are not intended to be “qualified” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee determines the number of shares which are to be subject to each stock option and establishes the exercise price at the time each stock option is granted. The Plan provides that the option exercise price for each share of Common Stock covered by a stock option will not be less than the fair market value of a share of Common Stock on the date the option is granted and that the term of the option may not exceed ten years from the grant date. For this purpose, fair market value is determined by reference to the closing price of the Common Stock on the date of grant or, if the grant date is not a trading day, the trading day immediately preceding the grant date. The exercise price is payable in cash or other medium acceptable to the Committee. Except as otherwise provided in the option agreement, options terminate on the last day of the month after the termination of the optionee’s employment or service with the Company for any reason other than death, disability, retirement, voluntary resignation, cause, or change in control of the Company. Stock awards may also be granted to eligible persons in the discretion of the Committee. Such awards become vested pursuant to the terms of the applicable stock award agreement as specified by the Committee.

The Committee, in its sole discretion, may establish such restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. The Committee also has sole discretion to reduce the amount of any award to a participant if it determines that such reduction is necessary or appropriate based upon certain factors and conditions set forth in the 2009 Plan. The Committee, however, may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Termination of Employment; Violation of Agreements

Upon termination of employment with the Company, or cessation of a director’s service on the Board, an award previously granted to the employee or director, as the case may be, unless otherwise specified in the agreement evidencing such award and, to the extent not inconsistent with Section 13 or 14, shall, to the extent not theretofore exercised with respect to any stock options, or to the extent that any of the designated goals (including any service period) have not been achieved within the designated period prior to the lapse of any restrictions or vesting of any other award, such award shall become null and void and shall be forfeited as of the last day of the month after such termination or cessation, provided, that: (i) if the employee or director dies while in the employ of the Company or while serving on the Board and at a time when he or she was entitled to exercise the stock option, the legal representative of such employee or director, or such person who acquired the award by bequest or inheritance or by reason of the death of the employee or director, may, not later than the last day of the 12th month following the month of death, exercise such award, to the extent not theretofore exercised, as specified by the Committee in the agreement evidencing such award; (ii) if the employment of an employee or the service of a director to whom a stock option was granted shall terminate by reason of his or her retirement (at such age or upon such conditions as shall be specified by the Board), or disability (as described in Section 22(e)(3) of the Code) and while he or she is entitled to exercise such stock option, such employee or director shall have the right to exercise the stock option so granted, to the extent not theretofore exercised, in respect of any or all of such number of common shares as specified by the Committee in the agreement evidencing the stock option at any time up to and including the last day of the 36th month after the month of retirement or disability; (iii) if an employee voluntarily terminates his or her employment or is discharged for “cause” (as defined), or if a director is discharged for “cause”, each award shall, unless otherwise specified by the Committee in the agreement evidencing the award, forthwith terminate and be forfeited with respect to any unexercised (with respect to options) or unvested (with respect to stock awards) portion thereof; if a director voluntarily terminates his or her service on the Board, his or her stock options will terminate on the last day of the 12th month after the month he or she ceases to be a director; and (iv) if an optionee ceases to be a director or an employee within 24 months following a change-in-control as defined in Section 10 (other than an employee’s termination for cause), his or her option will terminate on the last day of the 12th month after the month he or she ceases to be an employee or director.

In the case of an optionee who is an employee, all options and shares of Common Stock issued to the holder under the Plan shall be forfeited if the Company in its sole discretion determines that the optionee has, at any time during the earlier of the expiration date of the option or the last day of the 12-month period following termination of employment, violated the terms of any agreement with the Company or a subsidiary regarding (i) engaging in a business that competes with the business of the Company or any subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any subsidiary, or (iii) soliciting the employment of any person who was, during such period, a director, officer, partner, employee, agent or consultant of the Company or a subsidiary.

Amendments and Termination

The terms of any outstanding award agreement may be amended by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award or the payment under any award) if the Committee could grant such amended award under the terms of the Plan at the time of such amendment; provided that no such amendment shall: (i) accelerate the vesting or exercisability of any award, other than in connection with a participant’s death, disability (as described in Section 22(e)(3) of the Code), retirement (at such age or upon such conditions as shall be specified by the Board) or a change-in-control or other transaction contemplated by Section 10 or (ii) adversely affect in a material manner any right of a participant under the award without his or her written consent. Notwithstanding the foregoing or any provision of an award to the contrary, the Committee may at any time amend or terminate any or all of the provisions of an award to the extent necessary to conform the provisions of the award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury regulations issued thereunder or an exception thereto, regardless of whether such amendment or termination of the award shall adversely affect the rights of a participant. The Committee may, to the extent not inconsistent with Section 13, permit holders of awards to surrender outstanding awards in order to exercise or realize the rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

The Board of Directors or the Committee may at any time amend or suspend the 2009 Plan for the purpose of satisfying any legal requirement or for any other permissible purpose; provided that an amendment that would result in Rule 16b-3 under the Exchange Act being inapplicable to any award is not permissible, and no amendment shall be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory or other applicable law for which the Board or Committee deems it necessary or desirable to qualify or comply. The Board may terminate the Plan at any time, but no such termination shall adversely affect the rights of any participant under any award previously granted in which the participant has a vested interest. Notwithstanding, the Board or Committee may at any time modify, amend or terminate any or all of the provisions of the Plan to conform with Section 409A, Section 162(m) or any other provision of the Code or other applicable law, the regulations promulgated thereunder or an exception thereto.

Dilution and Other Adjustments

In the event a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation or other similar corporate transaction or event affects the common shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of common shares or other securities or property with respect to which awards may be granted under the Plan pursuant to Section 5(b), (b) the individual maximum number of common shares that may be granted as stock options to a participant pursuant to Section 5(b), (c) the number of common shares or other securities or property subject to outstanding awards and (d) the grant or exercise price with respect to any outstanding award, (ii) if deemed appropriate, provide for an equivalent award or substitute award in respect of securities of the surviving entity of any merger, consolidation or other event having a similar effect or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided that any such adjustment shall be performed in accordance with the applicable provisions of the Code and the Treasury regulations issued thereunder so as to not affect the status of: (A) any award intended to qualify as performance-based compensation under Section 162(m) of the Code or (B) any award intended to comply with, or qualify for an exception to, Section 409A of the Code. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company.

In the event of a “change-in-control” of the Company (as defined), and to the extent not inconsistent with Section 13, all then outstanding awards will immediately become exercisable and will vest and all restrictions shall lapse. The Committee may, however, determine that each award will terminate within a specified number of days after notice to the holder, and that such holder will receive cash in an amount equal to the fair market value of the award (if any) as determined by the Committee.

Transferability

No award or any right thereto is assignable or transferable by a participant except by will or by the laws of descent and distribution; provided, however, that the Committee in its discretion may permit the transfer of any award to a “permitted transferee” within the meaning of the Plan, such as executors or administrators of the estates of deceased participants, subject to the terms and conditions of the award.

Plan Termination

The 2009 Plan will terminate upon the earlier of (i) adoption of a resolution of the Board terminating the Plan and (ii) the end of the day on February 9, 2019.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal United States federal income tax consequences applicable to participants in the 2009 Plan and to the Company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Plan is not subject to the protective provisions of ERISA and is not qualified under Section 401(a) of the Code.

Stock Options

Stock options granted under the 2009 Plan are “non-qualified.” The Company is not entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price is taxable as compensation income to the optionee and is subject to applicable withholding taxes. The Company is generally entitled to a tax deduction at that time in the amount of that compensation income. The optionee’s tax basis for the Common Stock received pursuant to the exercise of a non-qualified stock option is equal to the sum of the compensation income recognized and the exercise price. The recipient, after exercising the option, will realize long-term capital gain or ordinary income upon the sale of the stock, depending upon the length of time he or she retained ownership.

Stock Awards

A grantee does not recognize any income upon the grant of stock if that stock is subject to a substantial risk of forfeiture on the date of grant, unless the holder elects under Section 83(b) of the Code, within 30 days of the grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the Section 83(b) election is made, the holder is not allowed a deduction in the event that the shares are subsequently forfeited. If the election is not made, the holder will generally recognize ordinary income on the date that the restricted stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares on that date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally is entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made) or the restrictions have lapsed, the holder recognizes capital gain or loss in an amount equal to the difference between the amount of that sale or other disposition and the holder’s basis in those shares.

Section 162(m)

With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our chief executive officer and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Company believes that stock options granted to covered employees under the 2009 Plan will satisfy the requirements of qualified performance-based compensation, and therefore the Company will be entitled to a deduction with respect to such awards.

Section 409A

Participation in and compensation paid under the 2009 Plan may result in the deferral of compensation that is subject to the requirements of Code Section 409A. Failure to meet certain requirements under that section could result in the compensation being subject to immediate taxation and tax penalties.

Awards of stock options under the 2009 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does not limit the Company’s deduction with respect to compensation paid to a participant.

Because of the complexity of the federal income tax laws and the possibility of changes therein, and because the tax consequences to a particular optionee or participant will at least in part depend upon his or her personal financial situation, optionees and other participants are urged to consult their personal tax advisors before exercising their options or reselling shares acquired under the 2009 Plan. Optionees and other participants should also consult their personal tax advisors as to the state, local and federal estate tax consequences of such transactions.

OUTSTANDING AWARDS

As of the date of this Prospectus, no stock options or stock had been awarded under the 2009 Plan.

CERTAIN SELLING SECURITYHOLDERS

The following table sets forth information as of June 9, 2009 concerning the officers and directors of the Company who may be eligible for awards under the 2009 Plan. Shares of Common Stock acquired under the 2009 Plan by current and future officers and directors, through the exercise of stock options or through an award of stock, may be resold by them using this Prospectus.

Name	Position With The Company	Common Shares Owned(1)
William F. Falger	President, Chief Executive Officer and Director	18,545
Joseph B. Bower, Jr.	Secretary; Executive Vice President and Chief Operating Officer, CNB Bank; Director	8,816
Mark D. Breakey	Executive Vice President, CNB Bank	10,484
Charles R. Guarino	Treasurer and Principal Financial Officer	653
Richard L. Sloppy	Executive Vice President, CNB Bank	15,337
Dennis L. Merrey	Chairman	77,898
Robert E. Brown	Director	48,419
Michael F. Lezzer	Director	15,363
Robert W. Montler	Director	38,325
William C. Polacek	Director	3,900
Deborah Dick Pontzer	Director	3,156
Jeffrey S. Powell	Director	255,765
Charles H. Reams	Director	2,287
James B. Ryan	Director	33,385
Peter F. Smith	Director	41,083

(1)	Includes both vested and unvested shares.

DESCRIPTION OF COMMON STOCK

The Common Stock has no par value. Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. There are no preemptive rights and there is no cumulative voting in the election of directors. The Common Stock has no redemption, sinking fund or conversion provisions. Holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor, and all shares of Common Stock have equal rights in the assets of the Company available for distribution to holders of Common Stock upon dissolution of the Company. All shares of Common Stock currently outstanding are fully paid and nonassessable.

The Company is authorized to issue up to 50,000,000 shares of stock, no par value. The Board has the full authority permitted by law to divide the authorized and unissued shares into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series. As of June 9, 2009, 9,233,750 shares of Common Stock have been issued and 8,642,200 were outstanding. Except as otherwise provided in the Company charter or bylaws or in the Pennsylvania Business Corporation Law, action may be taken by the shareholders upon the affirmative vote of a majority of the votes cast on the matter, after a quorum is present; the Company charter provides that in order to effect the merger or consolidation of the Company into another corporation which is not a wholly-owned subsidiary of the Company, the affirmative vote of 66% of the outstanding shares entitled to vote shall be required.

LEGAL OPINION

The validity of the Common Stock offered hereby has been passed upon for the Company by its counsel, Buchanan Ingersoll & Rooney PC, 20th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219.

DOCUMENTS INCORPORATED BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, its Current Reports on Form 8-K dated January 14, February 3, February 10, February 11, April 21, April 22 and May 12, 2009, and the description of its Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A as may from time to time be amended, filed with the Securities and Exchange Commission, are incorporated herein by reference. In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus, and prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Joseph B. Bower, Jr., Secretary, CNB Financial Corporation, One South Second Street, Clearfield, PA 16830, telephone number (814) 765-9621.

CNB FINANCIAL CORPORATION

2009 Stock Incentive Plan

No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of stock in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

Prospectus dated June 12, 2009

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The required statements are included in the Prospectus.

Item 4.	Description of Securities.

The Common Stock is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

None

Item 6.	Indemnification of Directors and Officers.

Article VII of the Company’s By-Laws provides, in part, that the Company shall, to the fullest extent permitted by Pennsylvania law, indemnify its officers and directors in connection with any actual, threatened or completed action, suit or proceeding arising out of their service to the Company or to another entity at the request of the Company.

Item 7.	Exemption from Registration Claimed.

No “restricted” securities will be reoffered or resold.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

5	Opinion and consent of Buchanan Ingersoll & Rooney PC, filed herewith.

10(iii)-4	2009 Stock Incentive Plan, filed herewith.

23.2	Consent of Independent Auditors, filed herewith.

24	Power of Attorney, appearing on the signature page of this Registration Statement and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearfield, Commonwealth of Pennsylvania, on June 9, 2009.

CNB FINANCIAL CORPORATION
(Registrant)

By:	/s/ William F. Falger
William F. Falger
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William F. Falger, Joseph B. Bower, Jr., and Charles R. Guarino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William F. Falger
William F. Falger	President, Chief Executive	June 9, 2009
Officer and Director

/s/ Charles R. Guarino
Charles R. Guarino	Treasurer and Principal	June 9, 2009
Financial and Accounting Officer

/s/ Dennis L. Merrey
Dennis L. Merrey	Chairman	June 9, 2009

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/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.	Director	June 9, 2009

/s/ Robert E. Brown
Robert E. Brown	Director	June 9, 2009

/s/ Michael F. Lezzer
Michael F. Lezzer	Director	June 9, 2009

/s/ Robert W. Montler
Robert W. Montler	Director	June 9, 2009

/s/ William C. Polacek
William C. Polacek	Director	June 9, 2009

/s/ Jeffery S. Powell
Jeffrey S. Powell	Director	June 9, 2009

/s/ Charles H. Reams
Charles H. Reams	Director	June 9, 2009

/s/ James B. Ryan
James B. Ryan	Director	June 9, 2009

/s/ Peter F. Smith
Peter F. Smith	Director	June 9, 2009

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